Exhibit 3.2

Execution Version

Amended and Restated By-laws of

Cano Health, Inc.

(a Delaware corporation)

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5.4	Removal and Resignation of Officers	18
5.5	Vacancies in Offices	18
5.6	Representation of Shares of Other Corporations	18
5.7	Authority and Duties of Officers	18

Article VI - Records		19

Article VII - General Matters		19
7.1	Execution of Corporate Contracts and Instruments	19
7.2	Stock Certificates	19
7.3	Lost Certificates	20
7.4	Shares Without Certificates	20
7.5	Construction; Definitions	20
7.6	Fiscal Year	20
7.7	Seal	20
7.8	Transfer of Stock	20
7.9	Stock Transfer Agreements	21
7.10	Registered Stockholders	21
7.11	Waiver of Notice	21

Article VIII - Notice		21
8.1	Delivery of Notice; Notice by Electronic Transmission	21

Article IX - Indemnification		22
9.1	Indemnification of Directors and Officers	22
9.2	Indemnification of Others	23
9.3	Claims for Indemnification	23
9.4	Prepayment of Expenses	24
9.5	Indemnification for Successful Defense	24
9.6	Determination; Claim	24
9.7	Non-Exclusivity of Rights	25
9.8	Insurance	25
9.9	Other Indemnification	25
9.10	Continuation of Indemnification	25
9.11	Amendment or Repeal; Interpretation; Severability	25

Article X - Amendments		26

Article XI - Forum		26

Article XII - SEVERABILITY		27

Article XIII - Interpretation		27

Article XIV - Definitions		27

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Amended and Restated By-laws of

Cano Health, Inc.

ARTICLE I - CORPORATE OFFICES

1.1 Registered Office.

The address of the registered office of Cano Health, Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s Amended and Restated Certificate of Incorporation, as in effect on the date hereof, and as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2 Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

ARTICLE II - MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings.

Meetings of stockholders shall be held at such place, if any, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

2.3 Special Meetings.

Special meetings of the stockholders may be called only by such Persons and only in such manner as set forth in the Certificate of Incorporation. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting.

2.4 Notice of Business to be Brought Before a Meeting.

(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the chairperson of the Board (the “Chairperson”), or (c) otherwise properly brought before the meeting by a stockholder present in person who (A)(1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting given by or at the direction of the Person calling the meeting pursuant to Section 2.3 of these By-laws. For purposes of this Section 2.4 of these By-laws, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other Person authorized by a writing executed by such stockholder or an Electronic Transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such Person must produce such writing or Electronic Transmission, or a reliable reproduction of the writing or Electronic Transmission, at the meeting of stockholders. Stockholders seeking to nominate individuals for election to the Board must comply with Sections 2.5 and 2.6 of these By-laws, and this Section 2.4 shall not be applicable to nominations except as expressly provided in Sections 2.5 and 2.6 of these By-laws.

(ii) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the one (1)-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(iii) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(a) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(b) As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided, that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any Affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any Affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any Affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner; and

(c) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner.

(iv) For purposes of this Section 2.4, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(v) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) Business Days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) Business Days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these By-laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(vi) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(vii) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4, with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(viii) For purposes of these By-laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5 Notice of Nominations for Election to the Board.

(i) Nominations of any individual for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Person calling such special meeting) may be made at such meeting only by or at the direction of the Designating Holders or, in the absence of a Designating Holder, the Requisite Majority (in such capacity, the “Nominating Person”).

(ii) Without qualification, for a stockholder to make any nomination of a one or more individuals for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice (as defined in Section 2.4(ii) of these By-laws) thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6 and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

(iii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Person calling a special meeting, then for a stockholder to make any nomination of one or more individuals for election to the Board at a special meeting, the stockholder must (a) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (b) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iv) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(a) As to each Nominating Person, the Stockholder Information (as defined in Section 2.4(iii)(a) of these By-laws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a);

(b) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(c) shall be made with respect to the election of directors at the meeting); and

(c) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 and Section 2.6 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(i).

(v) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) Business Days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) Business Days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these By-laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination. In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

2.6 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(i) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary at the principal executive offices of the Corporation, a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and, solely to the extent applicable, independence of such proposed nominee.

(ii) The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination.

(iii) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) Business Days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) Business Days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these By-laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(iv) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(v) Notwithstanding anything in these By-laws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5 and this Section 2.6.

2.7 Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with either Section 2.8 or Section 8.1 of these By-laws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.8 Manner of Giving Notice; Affidavit of Notice.

Notice of any meeting of stockholders shall be deemed given:

(i) if mailed, when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or

(ii) if electronically transmitted as provided in Section 8.1 of these By-laws.

An affidavit of the Secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of Electronic Transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.9 Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.10 of these By-laws until a quorum is present or represented.

2.10 Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

2.11 Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the Person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other Persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.12 Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these By-laws or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present for the election of directors, each nominee for election as a director in an Uncontested Election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In all director elections other than Uncontested Elections, the nominees for election as a director shall be elected by a plurality of the votes cast. For purposes of this Section 2.12, an “Uncontested Election” means any meeting of stockholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which: (i) no stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 2.5 and Section 2.6; or (ii) such a notice has been submitted, and on or before the fifth (5th) Business Day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented), the notice has been: (a) withdrawn in writing to the Secretary of the Corporation; (b) determined not to be a valid notice of nomination, with such determination to be made by the Board (or a committee thereof) pursuant to Section 2.5 and Section 2.6, or if challenged in court, by a final court order; or (iii) determined by the Board (or a committee thereof) not to create a bona fide election contest.

Except as otherwise provided by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law, or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.13 Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

To the extent stockholder action by written consent is permitted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.14 Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of a telegram, cablegram or other means of Electronic Transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of Electronic Transmission was authorized by the stockholder.

2.15 List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided, that, the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.15 or to vote in person or by proxy at any meeting of stockholders.

2.16 Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one (1) or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a Person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.

ARTICLE III - DIRECTORS

3.1 Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2 Number of Directors.

Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these By-laws, directors shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders. The Certificate of Incorporation or these By-laws may prescribe qualifications for directors.

3.4 Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by Electronic Transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. Upon their election to the Board, all Representative Directors shall submit a springing resignation in advance that shall be effective immediately, and without any further action by the Board, upon such time as the Designating Holder applicable to such Representative Director ceases to be a Designating Holder in accordance with the Certificate of Incorporation.

Unless otherwise provided in the Certificate of Incorporation or these By-laws, whenever any vacancy shall have occurred on the Board, by reason of death, disability, resignation, or otherwise, such vacancy shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy on the Board shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

3.5 Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in Person at the meeting.

3.6 Regular Meetings.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board; provided, that the Board shall meet at least once every calendar quarter.

3.7 Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson, the Chief Executive Officer, the Secretary or a majority of the total number of directors constituting the Board (including, for the avoidance of doubt, any vacancies on the Board).

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile or electronic mail; or

(iv) sent by other means of Electronic Transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for Electronic Transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (a) delivered personally by hand, by courier or by telephone, (b) sent by facsimile or electronic mail or (c) sent by other means of Electronic Transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8 Quorum.

(i) Prior to the date on which all initial vacancies on the Board that are set forth in the Certificate of Incorporation (the “Initial Vacancies”) are filled in accordance with the terms of the Certificate of Incorporation and of these By-laws:

(a) for so long as there are three (3) Initial Vacancies on the Board, one-third (1/3) of the total number of directors (including such vacancies) shall constitute a quorum for the transaction of business; and

(b) for so long as there are two (2) or one (1) Initial Vacancies on the Board, one-half (1/2) of the total number of directors (including such vacancies) shall constitute a quorum for the transaction of business.

(ii) On and following the date on which all Initial Vacancies are filled in accordance with the terms of the Certificate of Incorporation and of these By-laws, a majority of the total number of directors (including any vacancies) shall constitute a quorum for the transaction of business.

(iii) The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-laws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9 Board Action by Written Consent without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by Electronic Transmission and the writing or writings or Electronic Transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

ARTICLE IV - COMMITTEES

4.1 Committees of Directors.

The Board may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these By-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings and meetings by telephone);

(ii) Section 3.6 (regular meetings); provided, committees shall not be required to meet at least once every calendar quarter;

(iii) Section 3.7 (special meetings and notice);

(iv) Section 3.9 (action without a meeting); and

(v) Section 7.11 (waiver of notice),

with such changes in the context of those By-laws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board or by the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided, that, such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

ARTICLE V - OFFICERS

5.1 Officers.

The officers of the Corporation shall include a Chief Executive Officer and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson and a vice chairperson of the Board from among its members, a chief financial officer, a treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these By-laws. Any number of offices may be held by the same Person.

The initial Chairperson shall be Alan Wheatley. Notwithstanding Section 3.8, the vote of a majority of the total number of directors (including any vacancies), taken at any meeting at which a quorum is present, shall be required for the election of the Chairperson; provided, however, that:

(i) for so long as there are three (3) Initial Vacancies on the Board, the vote of one-third (1/3) of the total number of directors (including such vacancies), taken at any meeting at which a quorum is present, shall be required for the election of the Chairperson; and

(ii) for so long as there are two (2) or one (1) Initial Vacancies on the Board, the vote of one-half (1/2) of the total number of directors (including such vacancies), taken at any meeting at which a quorum is present, shall be required for the election of the Chairperson.

5.2 Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these By-laws.

5.3 Subordinate Officers.

The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, a president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these By-laws or as the Board or an authorized officer (as applicable), may from time to time determine.

5.4 Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Notwithstanding Section 3.8 or anything to the contrary in this Article V, the vote of a majority of the total number of directors (including any vacancies), taken at any meeting at which a quorum is present shall be required for the removal of the Chairperson; provided, however, that:

(i) for so long as there are three (3) Initial Vacancies on the Board, the vote of one-third (1/3) of the total number of directors (including such vacancies), taken at any meeting at which a quorum is present, shall be required for the removal of the Chairperson; and

(ii) for so long as there are two (2) or one (1) Initial Vacancies on the Board, the vote of one-half (1/2) of the total number of directors (including such vacancies), taken at any meeting at which a quorum is present, shall be required for the removal of the Chairperson.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Sections 5.2 and 5.3, as applicable.

5.6 Representation of Shares of Other Corporations.

The Chairperson, the Chief Executive Officer, the president, any vice president, the treasurer, the Secretary or assistant secretary of this Corporation, or any other Person authorized by the Board, the Chairperson, the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such Person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.

5.7 Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE VI - RECORDS

A stock ledger consisting of one (1) or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases), provided, that, the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code.

ARTICLE VII - GENERAL MATTERS

7.1 Execution of Corporate Contracts and Instruments.

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2 Stock Certificates.

The shares of the Corporation shall be uncertificated, provided, that, the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be represented by certificates. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two (2) officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or vice chairperson of the Board, the Chief Executive Officer, the vice president, the treasurer, any assistant treasurer, the Secretary or any assistant secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.3 Lost Certificates.

The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.4 Shares Without Certificates.

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.5 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these By-laws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.6 Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.7 Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.8 Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law, in these By-laws and in the Shareholders’ Agreement. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the Persons from and to whom it was transferred.

7.9 Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one (1) or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one (1) or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.10 Registered Stockholders. The Corporation:

(i) shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.11 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these By-laws, a written waiver, signed by the Person entitled to notice, or a waiver by Electronic Transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by Electronic Transmission unless so required by the Certificate of Incorporation or these By-laws.

ARTICLE VIII - NOTICE

8.1 Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these By-laws may be given in writing directed to the stockholder’s mailing address (or by Electronic Transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (i) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by Electronic Transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-laws shall be effective if given by a form of Electronic Transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or Electronic Transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii) if by any other form of Electronic Transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an Electronic Transmission from and after the time that (1) the Corporation is unable to deliver by such Electronic Transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an assistant secretary of the Corporation or to the transfer agent, or other Person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

ARTICLE IX - INDEMNIFICATION

9.1 Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL (or other applicable law) as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to, or is otherwise involved in any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (a “Proceeding”) by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, or by reason of anything done or not done by him or her in any such capacity, against all expense, liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding.

Notwithstanding the preceding sentence, except as otherwise provided in Section 9.6, the Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized in the specific case by the Board.

9.2 Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by the DGCL (or other applicable law) as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to, or is otherwise involved in any Proceeding by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or, while serving as an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, or by reason of anything done or not done by him or her in any such capacity, against all expense, liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding.

9.3 Claims for Indemnification.

To receive indemnification under this Article IX, a Person eligible for indemnification as described in the foregoing Section 9.1 and, in the Corporation’s discretion, Section 9.2 (the “Indemnitee”) shall submit a written request to the Corporation. Such request shall include documentation or information that is necessary to determine the entitlement of the Indemnitee to indemnification and that is reasonably available to the Indemnitee. Upon receipt by the Corporation of such a written request, unless indemnification is required by Section 9.6, the entitlement of the Indemnitee to indemnification shall be determined by the following Person or Persons who shall be empowered to make such determination, as selected by the Board (except with respect to clause (v) of this Section 9.3): (i) the Board by a majority vote of the directors who are not parties to such Proceeding, whether or not such majority constitutes a quorum; (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; (iv) the stockholders of the Corporation; or (v) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Corporation not later than sixty (60) after receipt by the Corporation of a written request for indemnification. Solely for purposes of this Section 9.3, a “change of control” will be deemed to have occurred if, with respect to any particular twenty-four (24)-month period, the individuals who, at the beginning of such twenty-four (24)-month period, constituted the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such twenty-four (24)-month period whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

9.4 Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified under this Article IX or otherwise. Such amounts shall be paid upon such terms and conditions, if any, as the Board deems appropriate.

9.5 Indemnification for Successful Defense.

To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding (or in defense of any claim, issue or matter therein), such Indemnitee shall be indemnified under this Section 9.5 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 9.5 shall not be subject to satisfaction of a standard of conduct, and the Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 9.6; provided, however, that, any Indemnitee who is not a current or former director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) shall be entitled to indemnification hereunder only if such Indemnitee has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL, as applicable.

9.6 Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX is not paid in full within twenty (20) days after a written claim therefor has been received by the Corporation, the Indemnitee may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

9.7 Non-Exclusivity of Rights.

The rights conferred on any Person by this Article IX shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

9.8 Insurance.

The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of these By-laws, the DGCL or otherwise.

9.9 Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.10 Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the Person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such Person.

9.11 Amendment or Repeal; Interpretation; Severability.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these By-laws), in consideration of such Person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses By-laws. With respect to any directors or officers of the Corporation who commence service following adoption of these By-laws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IX shall be deemed to refer any officer of the Corporation appointed by (a) the Board pursuant to Article V of these By-laws or (b) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these By-laws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (x) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, all portions of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other Persons or circumstances shall not in any way be affected or impaired thereby; and (y) to the fullest extent possible, the provisions of this Article IX (including, without limitation, all portions of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the Indemnitee to the fullest extent set forth in this Article IX.

ARTICLE X - AMENDMENTS

The Board is expressly empowered to adopt, amend or repeal the By-laws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the By-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the Requisite Majority.

ARTICLE XI - FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these By-laws (as either may be amended and/or restated from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any Person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI. Notwithstanding the foregoing, the provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

ARTICLE XII - SEVERABILITY

If any provision or provisions of these By-laws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of these By-laws shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these By-laws shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XIII - INTERPRETATION

For as long as the Shareholders’ Agreement remains in effect, in the event of any conflict between the terms and provisions of these By-laws and those contained in the Shareholders’ Agreement, the terms and provisions of the Shareholders’ Agreement shall govern and control, except as provided otherwise by mandatory provisions of the DGCL.

ARTICLE XIV - DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (for clarity, an investment fund, vehicle or account shall be deemed to be an Affiliate of all other investment funds, vehicles and accounts under common management, directly or indirectly, with such Person); provided, that, for purposes of these By-laws, no stockholder of the Corporation shall be deemed an Affiliate of the Corporation.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Designating Holder” has the meaning set forth in the Shareholders’ Agreement.

“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Representative Director” has the meaning set forth in the Shareholders’ Agreement.

“Requisite Majority” has the meaning set forth in the Shareholders’ Agreement.

“Shareholders’ Agreement” means that certain Shareholders’ Agreement, dated as of the date hereof, by and among the Corporation and the stockholders of the Corporation.

Cano Health, Inc.

Certificate of Amendment and Restatement of By-laws

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Cano Health, Inc., a Delaware corporation (the “Corporation”), and that the foregoing By-laws were approved on June 28, 2024 by the Corporation’s board of directors.